SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 6, 2015

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On July 6, 2015, Vertical Computer Systems, Inc., (the “Company”) and its subsidiaries agreed with Lakeshore Investment, LLC (“Lakeshore”) to amend the terms of a loan agreement (the “Loan Agreement”) and the $1,759,150 promissory note (the “Note”) issued by the Company’s subsidiary, Now Solutions, Inc. (“Now Solutions”) to Lakeshore.

Under the terms of the amendment, the Company agreed to issue 13,000,000 shares of the Company’s common stock and 3,000,000 common shares of Ploinks, Inc. stock in consideration of Lakeshore’s forbearance from taking any action concerning the exiting defaults under the Note and Loan Agreement. The Company also agreed to make a $310,000 payment for amounts due to Lakeshore under the Note and Loan Agreement. Upon receipt of payment all defaults under the Loan Agreement and the Note will be cured.

The Company also obtained a 90 day option to purchase Lakeshore’s 25% ownership interest in Now Solutions and Lakeshore’s 20% ownership interests in SnAPPnet, Inc. and Priority Time Systems, Inc. for $1,450,000.

In addition, the Company issued 10,000,000 shares of its common stock to NOW Solutions as an equity contribution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

(Registrant)

Date: July 7, 2015	By: /s/ Richard Wade
Richard Wade
President/CEO